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                                                                    EXHIBIT 4.42

                          FIRST AMENDMENT TO AMENDED
                        AND RESTATED CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), dated this 11th day of April, 1997, is made by and between INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Borrower"); and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association (the "Bank"), to the Amended and Restated Credit Agreement, dated January 26, 1996 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

                                   RECITALS

     A. Pursuant to the Credit Agreement, the Bank has made available to the Borrower a Revolving Line of Credit in the amount of $35,000,000 and a Letter of Credit Facility in the amount of $17,500,000.

     B. The Borrower has requested that the Bank (i) increase the amount of the Revolving Line of Credit Commitment from the sum of $35,000,000 to the sum of $50,000,000, and (ii) decrease the amount of the Letter of Credit Facility from the sum of $17,500,000 to the sum of $10,000,000.

     C. The Bank has agreed to such requests and the Borrower and the Bank have therefore agreed to amend the Credit Agreement as set forth herein.

                            STATEMENT OF AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Borrower and the Bank hereby agree as follows:

                                  ARTICLE I

                        AMENDMENTS TO CREDIT AGREEMENT

     The Credit Agreement is hereby amended as follows:

     1.1 Recitals. The third recital of the Credit Agreement is amended by (a) deleting in the second line thereof the figure "$35,000,000" and by substituting in lieu thereof the figure "$50,000,000", and (b) deleting in the third line thereof the figure "$17,500,000" and by substituting in lieu thereof the figure "$10,000,000".

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     1.2  Defined Terms. Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Letter of Credit Facility Commitment" and "Revolving Line of Credit Commitment" in their entirety and by substituting in lieu thereof the following:

          "Letter of Credit Facility Commitment" shall mean $10,000,000.

          "Revolving Line of Credit Commitment" shall mean $50,000,000.

     1.3 Exhibits. Exhibit A to the Credit Agreement is hereby amended by deleting such exhibit in its entirety and by replacing it with a new Exhibit A attached hereto.

                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES

     The Borrower hereby represents and warrants to the Bank that:

     2.1 Acknowledgement of Obligations. As of the close of business on April 8, 1997, the aggregate principal amount of Revolving Loans owing by the Borrower was in the sum of $27,815,204.99, the aggregate amount of Letter of Credit Obligations owing by the Borrower was in the sum of $4,952,467.01, and the aggregate amount of Bankers' Acceptance Obligations owing by the Borrower was in the sum of $-0-, and that all such Obligations are due and owing by the Borrower to the Bank without any defense, deduction, offset or counterclaim of any nature.

     2.2 Compliance With the Credit Agreement. As of the execution of this Amendment, the Borrower is in compliance with all of the terms and provisions set forth in the Loan Documents to be observed or performed by the Borrower, except where the failure of the Borrower to comply has been waived in writing by the Bank.

     2.3 Representations in Credit Agreement. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects.

     2.4  No Event of Default. No Default or Event of Default exists.

                                 ARTICLE III

                        MODIFICATION OF LOAN DOCUMENTS

     3.1 Loan Documents. Any individual or collective reference to any of the Loan Documents shall hereafter mean such Loan Document as amended by this Amendment, and as further amended, restated, supplemented or modified from time to time, including, without limitation, all references to the Credit Agreement, which shall mean the Credit Agreement as amended hereby and as further amended from time to time.

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     3.2  Note. The Revolving Credit Note evidencing the unpaid Revolving Loans made by the Bank under the Revolving Line of Credit is amended and restated in its entirety pursuant to the $50,000,000 Second Amended and Restated Revolving Credit Note, dated of even date herewith, executed by the Borrower to the order of the Bank.

                                  ARTICLE IV

                                   GENERAL

     4.1 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement and the other Loan Documents, "hereinafter", "hereto", "hereof", or words of similar import, shall mean the Credit Agreement or the other Loan Documents, as the case may be, as amended by this Amendment.

     4.2 Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

     4.3 Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

     4.4 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE BANK EACH WAIVE THE RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal by their duly authorized officers to be effective as of the date first above written.

ATTEST:                        INSTEEL INDUSTRIES, INC.


/s/ Sandra S. White            By: /s/ Michael C. Gazmarian
----------------------------       --------------------------------------------
Assistant Secretary                Title: Chief Financial Officer and Treasurer

  [CORPORATE SEAL]


                     [signatures continued on next page]


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                                  FIRST UNION NATIONAL BANK
                                    OF NORTH CAROLINA


                                  By: /s/ Richard J. Rizzo, Jr.
                                      ---------------------------------------
                                      Title: Vice President








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                            EXHIBIT A TO AMENDED AND
                           RESTATED CREDIT AGREEMENT

                          SECOND AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE

$50,000,000                                          Greensboro, North Carolina
                                                     April 11, 1997


     FOR VALUE RECEIVED, the undersigned INSTEEL INDUSTRIES, INC., a North Carolina corporation ("Borrower"), promises to pay to FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("Bank"), or order, at the principal office of the Bank in Greensboro, North Carolina, or at such other place as the Bank may from time to time designate in writing, the principal sum of Fifty Million Dollars ($50,000,000), or, if less, the unpaid balance of all Revolving Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the unpaid principal amount of this Note at the rates provided in the Credit Agreement.

     This note amends and restates in its entirety that certain $35,000,000 Amended and Restated Revolving Credit Note, dated January 26, 1996, executed by Borrower to the order of Bank and is the Revolving Credit Note issued to evidence Revolving Loans made by the Bank to the Borrower under the Revolving Line of Credit pursuant to Section 2.1 of the Amended and Restated Credit Agreement, dated January 26, 1996, between the Borrower and the Bank, as the same may from time to time be amended, modified, restated or supplemented ("Credit Agreement"), and is entitled to the benefits of, and the remedies provided in, the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note, by reference in the same manner and with the same effect as if set forth herein. Reference is made to the Credit Agreement for provisions for the maturity, payment, prepayment and acceleration of this Note. All capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower, for itself and its successors and assigns, expressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices.

     This Note shall be governed by, construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of North Carolina.

     In the event that this Note shall at any time after maturity be collected by or through an attorney-at-law, the Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reasonable attorneys' fees, incurred by the Bank in collecting the indebtedness due hereunder, computed on the basis of usual and customary rates and not on the basis of a fixed percentage of the indebtedness due hereunder.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized corporate officers and its corporate seal to be hereunto affixed on the day and year first above written.


ATTEST:                             INSTEEL INDUSTRIES, INC.


                                    By:
----------------------                 ------------------------------------
           Secretary                   Title:
----------                                   ------------------------------

[CORPORATE SEAL]






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                         SECOND AMENDED AND RESTATED
                            REVOLVING CREDIT NOTE


$50,000,000                                          Greensboro, North Carolina
                                                     April 11, 1997

     FOR VALUE RECEIVED, the undersigned INSTEEL INDUSTRIES, INC., a North Carolina corporation ("Borrower"), promises to pay to FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("Bank"), or order, at the principal office of the Bank in Greensboro, North Carolina, or at such other place as the Bank may from time to time designate in writing, the principal sum of Fifty Million Dollars ($50,000,000), or, if less, the unpaid balance of all Revolving Loans made by the Bank to the Borrower under the Revolving Line of Credit extended by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the unpaid principal amount of this Note at the rates provided in the Credit Agreement.

     This Note amends and restates in its entirety that certain $35,000,000 Amended and Restated Revolving Credit Note, dated January 26, 1996, executed by Borrower to the order of Bank and is the Revolving Credit Note issued to evidence Revolving Loans made by the Bank to the Borrower under the Revolving Line of Credit pursuant to Section 2.1 of the Amended and Restated Credit Agreement, dated January 26, 1996, between the Borrower and the Bank, as the same may from time to time be amended, modified, restated or supplemented ("Credit Agreement"), and is entitled to the benefits of, and the remedies provided in, the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note, by reference in the same manner and with the same effect as if set forth herein. Reference is made to the Credit Agreement for provisions for the maturity, payment, prepayment and acceleration of this Note. All capitalized terms used in this Note without definition shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower, for itself and its successors and assigns, expressly waives presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices.

     This Note shall be governed by, construed and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of North Carolina.

     In the event that this Note shall at any time after maturity be collected by or through an attorney-at-law, the Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reasonable attorneys' fees, incurred by the Bank in collecting the indebtedness due hereunder, computed on the basis of usual and customary rates and not on the basis of a fixed percentage of the indebtedness due hereunder.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by its duly authorized corporate officers and its corporate seal to be hereunto affixed on the day and year first above written.

ATTEST:                      INSTEEL INDUSTRIES, INC.


/s/ Sandra S. White          By: /s/ Michael C. Gazmarian
--------------------------       ---------------------------------------------
Assistant Secretary              Title: Chief Financial Officer and Treasurer

  [CORPORATE SEAL]











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